Exhibit 99.1.1

Amendment No. 1 dated as of October 1, 2003 (this “Amendment”), to the Asset Purchase Agreement, dated as of August 22, 2003 (the “Asset Purchase Agreement”), among Thomson Healthcare Inc., a corporation organized under the laws of the State of Florida (“Seller”), Global Information Licensing Corporation, a corporation organized under the laws of the State of Florida and a wholly-owned subsidiary of Seller (“GILC”), and Advanstar Communications Inc., a corporation organized under the laws of the State of New York (“Buyer”).

Seller, GILC and Buyer desire to amend certain provisions of the Asset Purchase Agreement as set forth in this Amendment.  Unless otherwise specified, all capitalized terms used but not defined in this Amendment have the meanings ascribed to such terms in the Asset Purchase Agreement.  Except as specifically amended by this Amendment, the Asset Purchase Agreement remains in full force and effect.

The parties hereto agree, effective as of the time of the execution and delivery of the Asset Purchase Agreement, as follows:

1.             Amendments.

a.             The Asset Purchase Agreement is hereby amended by deleting each instance of “close of business” and in lieu thereof inserting “open of business” in each such instance.

b.             Schedule 1.01(a)(v)(A) to the Asset Purchase Agreement is hereby amended by:

i.              deleting “101. Automobile Leases” and the list of automobile leases to the end of the Schedule;

ii.             inserting the following at the end of the Schedule:

“101.       Comprehensive Publisher Photocopy Agreement, dated as of November 1, 1995, between Medical Economics and Copyright Clearance Center, Inc.

102.         Endorsement, dated as of November 15, 2002, to the Master Services Agreement, dated as of September 1, 2000, between Electronic Data Systems Corporation and Medical Economics Company

103.         Agreement, dated August 25, 1998, between Medical Economics Company and Ad Medic-Administracao e Publicacoes Medicas, Lda

104.         Agreement, dated as of March 13, 2003, between Thomson Healthcare and Rogers Media

105.         Agency Agreement, dated as of November 5, 2002, between Allen Logan Schwartz and Dental Products Report

106.         Agency Agreement, dated as of January 27, 2003, between Robin Myrman and Dental Products Report”; and

iii.            deleting the following:

“92.         Grant Letter, dated July 31, 2003, between Solvay Pharmaceuticals, Medical Economics – Thomson Healthcare, Inc. and American Health Consultants and Letter Agreement, dated June 30, 2003, between Solvay Pharmaceuticals Inc. and Thomson American Health Consultants (Project # 3024)”

and in lieu thereof inserting the following:

“92.         Letter Agreement dated July 31, 2003 between Solvay Pharmaceuticals Inc., Thomson American Health Consultants and Thomson Medical Economics (Project # 3024)”.

c.             Schedule 1.01(a)(ii) to the Asset Purchase Agreement is hereby amended by adding thereto the following assets:

i.              JES server: Sun model 450E dual processor, S# 815FC78F

ii.             File server (Rembrandt): Compaq Proliant DL580, S# D205DYV3K291

iii.            Cumulus ad storage: Compaq Proliant DL380 G2, S# D228JZG2F036.

d.             Schedule 1.01(a)(v)(B) to the Asset Purchase Agreement is hereby amended by inserting “The automobile leases relating to the foregoing agreements.” immediately before “4. License Agreement”.

e.             Schedule 1.01(a)(ix) to the Asset Purchase Agreement is hereby amended by replacing the domain name “iamspartnersforhealth.org” with the domain name “iampartnersforhealth.com”.

f.              Section 1.02(xiv) of the Asset Purchase Agreement is hereby amended by replacing the reference to “Section 5.10” with “Section 5.11”.

g.             Section 2.04(d) of the Asset Purchase Agreement is hereby amended by inserting “, and excluding accrued expenses under Seller’s Profit Sharing Plan and trade accounts payable not included by Seller in Working Capital (which excluded trade accounts payable and accrued expenses are being retained and paid in the ordinary course of business by Seller)” after “Retention Agreements” and before “)”.

h.             Schedule 3.06(a) to the Asset Purchase Agreement is hereby amended by adding thereto the following contracts:

i.              Agency Agreement, dated as of November 5, 2002, between Allen Logan Schwartz and Dental Products Report

ii.             Agency Agreement, dated as of January 27, 2003, between Robin Myrman and Dental Products Report.

i.              The Employee List in Item 1 of Schedule 3.13(a) to the Asset Purchase Agreement is hereby amended by deleting the following employees and their associated information:

i.              Lisa Giglio

ii.             Shannon Fuchs

iii.            Cynthia Davis

and in lieu thereof adding to the Employee List the employees set forth on Annex A attached hereto.

j.              Section 5.06(a)(iv)(B) of the Asset Purchase Agreement is hereby amended by deleting the following:

“shall not restrict Seller’s clients or Seller on behalf of its clients from purchasing and running articles or supplements consisting of content created by Seller in any journal selected by such clients”

and in lieu thereof inserting the following:

“shall not restrict Seller’s clients or Seller on behalf of its clients from purchasing and running articles or supplements (or reprints of articles or supplements) consisting of content created by Seller and funded by such clients in any journal (it being understood that Seller shall use reasonable efforts to recommend to such clients that such articles, supplements or reprints be directed to one of the Publications, if such publication reaches the target audience and provides the appropriate editorial environment)”.

k.             Section 5.11 of the Asset Purchase Agreement is hereby amended by inserting the following after the last sentence of Section 5.11:

“Notwithstanding the foregoing, Buyer and Seller shall be entitled to use the current e-mail addresses of their respective employees (including Transferred Employees) (that contain the Names or the names of the Publications, or any derivations thereof or otherwise) for the period of 120 days immediately following the Closing Date.”

l.              Article V of the Asset Purchase Agreement is hereby amended by adding the following to the end thereof:

“Section 5.16.        Automobiles.  From the effectiveness of the Closing until the 60th day after the Closing Date (or such shorter period as may be requested by Buyer by giving at least 5 business days notice to Seller) Buyer shall be permitted to use the automobiles leased by Seller set forth on Schedule 5.16 (so long as Seller continues to lease such automobiles) for the Transferred Employees employed by Buyer; provided that Buyer shall have provided Seller evidence reasonably satisfactory to Seller that such use by Buyer is adequately covered by Buyer’s insurance policies.  Buyer shall reimburse Seller promptly, upon receipt of a reasonably detailed written invoice, for the costs incurred by Seller to lease such automobiles and any other out-of-pocket costs incurred by Seller in connection with such use by Buyer.”

m.            Annex B attached hereto shall be added to the Asset Purchase Agreement as Schedule 5.16 thereto.

n.             Section 6.02 of the Asset Purchase Agreement is hereby amended by inserting the following at the end of the Section:

“In the event that Buyer amends the current Bonus Plan of any Transferred Employee of the Medical Economics Communications Group (“MECG”) (other than the EVP of MECG) to reduce the MECG 2003 EBITDA target by an amount not to exceed $2.9 million, Seller shall reimburse Buyer for 75% of the amount actually paid by Buyer to any such Transferred Employee pursuant to the Bonus Plan as so amended (excluding any other changes to the Bonus Plans on or after the Closing) (and Seller shall not be required to make any payment in respect of any such Bonus Plan pursuant to the immediately preceding sentence).  Such reimbursement shall only be required to the extent Seller has received evidence reasonably satisfactory to it that (i) the conditions to the payment of any such bonuses shall have been met (including required EBITDA targets under the Bonus Plans calculated consistently with the way Seller has calculated them in the past) and (ii) Buyer has not taken any actions with respect to the Publications or Custom Projects and Meetings that would have the effect of accelerating sales or revenue recognition to 2003 or deferring expenses to 2004, in each case (it being understood that finishing a project or a portion thereof ahead of schedule, shall not, in and of itself, be deemed to constitute such an action).”

o.             Section 6.10 of the Asset Purchase Agreement is hereby amended by inserting “(other than personal days earned and sick leave)” after “Buyer shall ensure that such Transferred Leave”.

p.             Section 9.01(b) of the Asset Purchase Agreement is hereby amended by (i) deleting “and” in Section 9.01(b)(iv); (ii) replacing “.” with “; and” in Section 9.01(b)(v); and (iii) inserting “(vi) the use by Buyer and the Transferred Employees employed by Buyer of the automobiles leased by Seller, as provided in Section 5.16.” at the end thereof.

2.             Miscellaneous.

a.             This Amendment, together with the Asset Purchase Agreement and the exhibits and schedules annexed thereto, the other Transaction Agreements and the Confidentiality Agreement, constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all other understandings and negotiations with respect thereto.

b.             This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

c.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d.             Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver or amendment of, or otherwise affect the rights and remedies of the parties hereto under the Asset Purchase Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed and delivered as of the date first above written.

Thomson Healthcare Inc.

By:	/s/ Rick Noble
Name: Rick Noble
Title: President & CEO

Global Information Licensing Corporation

By:	/s/ James R. Schurr
Name: James R. Schurr
Title: President

Advanstar Communications Inc.

By:	/s/ Eric I. Lisman
Name: Eric I. Lisman
Title: EVP - Corporate Development

[Signature Page to Amendment No. 1]